Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219751, No. 333-21975, No. 333-206471, No. 333-190344, No. 333-183389, No. 333-166958, No. 333-159381, No. 333-118814, and No. 333-71336) of ON Semiconductor Corporation of our report dated February 19, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

February 19, 2020